As filed with the Securities and Exchange Commission on September 20, 2005
Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
______________________
FORM S-8
REGISTRATION STATEMENT
Under
The Securities Act of 1933
______________________
REALNETWORKS, INC.
(Exact name of Registrant as specified in its charter)

Washington	91-1628146
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(206) 674-2700
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
REALNETWORKS, INC. 2005 STOCK INCENTIVE PLAN
(Full title of the plan)
Roy B. Goodman
Senior Vice President, Finance and Operations,
Chief Financial Officer and Treasurer
RealNetworks, Inc.
2601 Elliott Avenue, Suite 1000
Seattle, Washington 98121
(206) 674-2700
(Name, address, including zip code, and telephone number, including area code, of agent for service)
______________________
Copies of all communications should be sent to:
Patrick J. Schultheis, Esq.
Christian E. Montegut, Esq.
Wilson Sonsini Goodrich & Rosati, Professional Corporation
701 Fifth Avenue, Suite 5100
Seattle, WA 98104-7036
(206) 883-2500
______________________
CALCULATION OF REGISTRATION FEE

			Proposed Maximum
Title of Securities	Amount to Be	Proposed Maximum	Aggregate Offering	Amount of
to Be Registered	Registered(1)(2)	Offering Price Per Share	Price(3)	Registration Fee(4)
Common Stock, $.001 par value	18,500,000	(3)	$99,832,313	$11,750.26

(1)	Together with (i) an indeterminate number of shares of Common Stock that may become issuable under the RealNetworks, Inc. 2005 Stock Incentive Plan (the “Plan”), as a result of the adjustment provisions therein, and (ii) if any interests in the Plan constitute separate securities required to be registered under the Securities Act of 1933, as amended, then, pursuant to Rule 416(c), an indeterminate amount of such interests to be offered or sold pursuant to the Plan.

(2)	Includes an aggregate of 9,000,000 shares previously registered for issuance pursuant to the RealNetworks, Inc. 2002 Director Stock Option Plan, the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated, and the RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated.

(3)	Estimated in part pursuant to Rule 457(h) under the Securities Act of 1933, as amended (the “Securities Act”), and in part pursuant to Rule 457(c) under the Securities Act. With respect to 5,258,069 shares subject to outstanding options to purchase Common Stock under the Plan, the Proposed Maximum Offering Price Per Share is equal to the weighted average exercise price of $5.01 per share pursuant to Rule 457(h) under the Securities Act. With respect to 13,241,331 shares of Common Stock available for future grant under the Plan, the estimated Proposed Maximum Offering Price Per Share was estimated pursuant to Rule 457(c) under the Securities Act whereby the per share price is the average between the high and low price reported on the Nasdaq National Market on September 16, 2005, which average was $5.55. The Proposed Maximum Offering Price Per Share represents a weighted average of the foregoing estimates calculated in accordance with Rules 457(c) and 457(h) under the Securities Act.

(4)	Pursuant to Rule 457(p) under the Securities Act, the Registration Fee of $11,750.26 with respect to the 18,500,000 shares of Common Stock to be registered hereunder is offset by fees previously paid in connection with the registration of 9,000,000 shares of Common Stock to be registered hereunder, as follows: (a) $79.21 was paid by the Registrant in connection with the registration of 205,000 shares of Common Stock for issuance pursuant to the RealNetworks, Inc. 2002 Director Stock Option Plan on Form S-8 (File No. 333-102429) filed with the Commission on January 9, 2003, (b) $21,038.49 was paid by the Registrant in connection with the registration of 6,165,066 shares of Common Stock for issuance pursuant to the RealNetworks, Inc. 1996 Stock Option Plan, as amended and restated, on Form S-8 (File No. 333-55342) filed with the Commission on February 9, 2001 and (c) $15,279.92 was paid by the Registrant in connection with the registration of 2,629,934 shares of Common Stock for issuance pursuant to the RealNetworks, Inc. 2000 Stock Option Plan, as amended and restated, on Form S-8 (File No. 333-55342) filed with the Commission on February 9, 2001. Therefore, no additional Registration Fee is required with respect to the 18,500,000 shares to be registered hereunder. The Registrant has amended the previous registration statements to deregister the shares that will not be sold under those registration statements.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     The documents containing the information specified in this Part I of Form S-8 will be sent or given to employees as specified by Rule 428(b)(1) of the Securities and Exchange Commission (the “Commission”). Such documents need not be filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Form S-8, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act of 1933.
PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. INCORPORATION OF DOCUMENTS BY REFERENCE
     The following documents are hereby incorporated by reference into this Registration Statement:
     (a) The Registrant’s Annual Report on Form 10-K for the year ended December 31, 2004, filed by the Registrant with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”);
     (b) The Registrant’s Quarterly Reports on Form 10-Q for the quarters ended March 31, 2005 and June 30, 2005;
     (c) The Registrant’s Current Reports on Form 8-K filed with the Securities and Exchange Commission on January 10, 2005, April 15, 2005, May 11, 2005, June 6, 2005, June 15, 2005 and September 14, 2005;
     (d) The description of the Registrant’s Common Stock set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on September 26, 1997, including any amendments or reports filed for the purpose of updating such description; and
     (e) The description of the Registrant’s preferred stock purchase rights set forth in the Registration Statement on Form 8-A filed by the Registrant with the Securities and Exchange Commission on December 14, 1998, as amended on June 16, 1999 and February 7, 2000, including any amendments or reports filed for the purpose of updating such description.
     All documents filed by the Registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date hereof and prior to the filing of a post-effective amendment which indicates that all of the securities offered hereby have been sold or which deregisters all of the securities covered hereby then remaining unsold, shall also be deemed to be incorporated by reference into this Registration Statement and to be a part hereof commencing on the respective dates on which such documents are filed.
     Any statement incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
Item 4. DESCRIPTION OF SECURITIES
     Not required.
Item 5. INTERESTS OF NAMED EXPERTS AND COUNSEL
     Not applicable.
Item 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS
     Sections 23B.08.500 through 23B.08.600 of the Washington Business Corporation Act (the “WBCA”) authorize a court to award, or a corporation’s board of directors to grant, indemnification to directors and officers on terms sufficiently broad to permit indemnification under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”). The registrant’s Restated Articles of Incorporation and Amended and Restated Bylaws provide for indemnification of the registrant’s directors, officers, employees and agents to the maximum extent permitted by Washington law. The directors and officers of the registrant also may be indemnified against liability they may incur for serving in that capacity pursuant to a liability insurance policy maintained by the registrant for such purpose. Section 23B.08.320 of the WBCA authorizes a corporation to limit a director’s liability to the corporation or its shareholders for monetary damages for acts or omissions as a director, except in certain circumstances involving intentional misconduct, knowing violations of law or illegal corporate loans or distributions, or any transaction from which the director personally receives a benefit in money, property or services to which the director is not legally entitled. The registrant’s Amended and Restated Articles of Incorporation contain provisions implementing, to the fullest extent permitted by Washington law, such limitations on a director’s liability to the registrant and its shareholders. The registrant has entered into certain indemnification agreements with its officers and directors. The indemnification agreements provide the registrant’s officers and directors with indemnification to the maximum extent permitted by the WBCA.
Item 7. EXEMPTION FROM REGISTRATION CLAIMED
     Not applicable.
Item 8. EXHIBITS

Exhibit
Number	Description

4.1	RealNetworks, Inc. 2005 Stock Incentive Plan (incorporated by reference from Exhibit 10.1 to RealNetworks’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2005)
4.2	Form of Non-Qualfied Stock Option Terms and Conditions for use under the RealNetworks, Inc. 2005 Stock Incentive Plan (incorporated by reference from Exhibit 10.2 to RealNetworks’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2005)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of KPMG LLP
24.1	Power of Attorney (included on signature page)
Item 9. UNDERTAKINGS
     (a) The undersigned Registrant hereby undertakes:
     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;
     (i) to include any prospectus required by Section 10(a)(3) or the Securities Act of 1933;
     (ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;
     (iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
          provided, however, that clauses a(1)(i) and a(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed with or furnished to the Commission by the Registratnt pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference into this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Seattle, State of Washington, on September 20, 2005.

REALNETWORKS, INC.
By:	/s/ Robert Glaser
Robert Glaser
Chairman of the Board and Chief Executive Officer

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Robert Glaser and Robert Kimball, and each or either of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agents, or either of them, or their or his or her substitutes or substitute, may lawfully do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts. Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated below on the 20th day of September, 2005.

Signature	Title

/s/ Robert Glaser Robert Glaser	Chairman of the Board and Chief Executive Officer (Principal Executive Officer)
/s/ Roy B. Goodman Roy B. Goodman	Senior Vice President, Finance and Operations, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)
/s/ Eric A. Benhamou Eric A. Benhamou	Director
/s/ Edward Bleier Edward Bleier	Director
/s/ James W. Breyer James W. Breyer	Director
/s/ Jeremy Jaech Jeremy Jaech	Director
Jonathan D. Klein	Director
/s/ Kalpana Raina Kalpana Raina	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

4.1	RealNetworks, Inc. 2005 Stock Incentive Plan (incorporated by reference from Exhibit 10.1 to RealNetworks’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2005)
4.2	Form of Non-Qualfied Stock Option Terms and Conditions for use under the RealNetworks, Inc. 2005 Stock Incentive Plan (incorporated by reference from Exhibit 10.2 to RealNetworks’ Current Report on Form 8-K filed with the Securities and Exchange Commission on June 15, 2005)
5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation
23.1	Consent of Wilson Sonsini Goodrich & Rosati, Professional Corporation (included in opinion filed as Exhibit 5.1)
23.2	Consent of KPMG LLP
23.3	Consent of KPMG LLP
24.1	Power of Attorney (included on signature page)